UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2022

The Kroger Co.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	No. 1-303	31-0345740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street Cincinnati, OH		45202
(Address of Principal Executive Offices)		(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 13, 2022, The Kroger Co., an Ohio corporation (“Parent”), Albertsons Companies, Inc., a Delaware corporation (the “Company”), and Kettle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the surviving corporation and a direct, wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Pursuant to the Merger Agreement, (i) each share of Class A Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (excluding any shares of Company Common Stock owned by the Company, Parent or Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries, Dissenting Shares (as defined in the Merger Agreement) and Company Restricted Stock Awards (as defined in the Merger Agreement)), shall be converted automatically at the Effective Time into the right to receive from Parent $34.10 per share in cash, without interest, subject to certain reductions described in the following paragraph (the “Common Merger Consideration”), and (ii) each share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Company Preferred Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Preferred Stock owned by the Company, Parent or Merger Sub, or any of their respective direct or indirect wholly owned subsidiaries and Dissenting Shares) shall be converted automatically at the Effective Time into the right to receive from Parent an amount in cash equal to the product of (1) the number of shares of Company Common Stock into which such share of Company Preferred Stock is convertible as of the Effective Time and (2) the Common Merger Consideration, without interest.

In connection with obtaining the requisite regulatory clearance necessary to consummate the transaction, Parent and Company expect to make store divestitures. As described in the merger agreement and subject to the outcome of the divestiture process, the Company is prepared to establish a Company subsidiary (“SpinCo”). SpinCo would be spun-off to Company shareholders immediately prior to the closing of the Merger (the “Closing”) and operate as a standalone public company. Parent and the Company have agreed to work together to determine which stores would comprise SpinCo, as well as the pro forma capitalization of SpinCo. In addition, as part of the transaction, the Company will pay a special cash dividend of up to $4 billion to its shareholders. The per share cash purchase price payable to Company shareholders in the Merger would be reduced by an amount equal to (i) three times four-wall adjusted EBITDA for the stores contributed to SpinCo divided by the number of shares of Company Common Stock (including shares of Company Common Stock issuable upon conversion of Company Preferred Stock) outstanding as of the record date for the spin-off plus (ii) the per share amount of the special pre-closing cash dividend payable to Company shareholders.

At the Effective Time, each outstanding equity award denominated in shares of Company Common Stock will be converted into a corresponding award with respect to shares of Parent common stock (the “Converted Awards”). The Converted Awards will remain outstanding and subject to the same terms and conditions (including vesting and forfeiture terms) as were applied to the corresponding Company equity award immediately prior to the Effective Time; provided that any Company equity award with a performance-based vesting condition will have such vesting condition deemed satisfied at (i) the greater of target performance and actual target performance (for such awards subject to an open performance period at the Effective Time) and (ii) target performance (for such awards subject to a performance period that begins after the Effective Time). For purposes of the conversion described above, the number of shares of Parent common stock subject to a Converted Award will be based upon the number of shares of Company Common Stock subject to such Company equity award immediately prior to the Effective Time multiplied by an exchange ratio equal to (i) $34.10 less the per share amount of the special pre-closing cash dividend divided by (ii) the average closing price of shares of Parent common stock for five trading days preceding the Closing.

The Merger Agreement contains customary representations and warranties of the parties. The Merger Agreement also contains customary covenants and agreements, including, among others: (i) the conduct of businesses of each of the parties between the date of the signing of the Merger Agreement and the date of Closing; (ii) regulatory matters, including the parties’ efforts to consummate the Closing and obtain approvals from governmental agencies; (iii) solicitation by the Company and a Company change in recommendation of the transaction; (iv) delivery of consents from a majority of the holders of Company Common Stock and Company Preferred Stock obtaining company stockholder approval (“Company Stockholder Approval”); (v) employee benefits to be provided to continuing employees after the Closing; and (vi) cooperation in connection with the Parent debt financing in connection with the Merger.

The parties’ obligations to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of customary conditions set forth in the Merger Agreement, including, among others: (i) the expiration of the waiting period applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any law or governmental order prohibiting the transactions contemplated by the Merger Agreement; (iii) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the signing of the Merger Agreement; (iv) receipt of Company Stockholder Approval; and (v) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

Company shareholders holding more than a majority of Company Common Stock have either delivered a written consent or committed to delivering a written consent approving the transaction no later than October 18, 2022 and Company shareholders holding more than a majority of Company Preferred Stock have already approved the transaction. No further action by Company shareholders will be needed or solicited in connection with the Merger.

The Merger Agreement also provides for certain termination rights for the parties, including: (i) by mutual written consent; (ii) if the Closing does not occur on or prior to January 13, 2024 (the “Outside Date”), provided that the Outside Date may be extended by either Parent or the Company by written notice to the other party for one or more 30-day periods not to exceed 270 days in the aggregate; (iii) if the other party has breached any of its representations and warranties or failed to perform any of its covenants or agreements such that any of the conditions to closing would not be satisfied and the party has not cured any such breaches within 30 days following delivery of written notice; and (iv) if a governmental entity issues an order or permanently enjoins the transaction and such order or other action becomes final and non-appealable. In addition, the Company may terminate the Merger Agreement if Parent does not consummate the Closing within three business days after the satisfaction or waiver of the Closing conditions.

Parent will be obligated to pay a termination fee of $600 million if the Merger Agreement is terminated by either party in connection with the occurrence of the Outside Date, and, at the time of such termination, all closing conditions other than HSR approval have been satisfied. The Company will be required to pay a termination fee of $318 million in certain circumstances that will no longer be applicable following the delivery of the written consent described above.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Item 7.01.	Regulation FD Disclosure.

On October 14, 2022, Parent and the Company issued a joint press release regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation dated October 14, 2022, that will be used by Parent with respect to the matters described in Item 1.01 of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01.	Other Events.

In connection with the Merger Agreement, on October 13, 2022, Parent entered into a commitment letter (the “Commitment Letter”) with Citigroup Global Markets Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (together, the “Commitment Parties”) pursuant to which the Commitment Parties have committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 364-day $17.4 billion senior unsecured bridge term loan facility.

Forward Looking Statements

This current report on Form 8-K contains certain statements that constitute “forward-looking statements” within the meaning of federal securities laws, including statements regarding the effects of the proposed transaction. These statements are based on the assumptions and beliefs of Parent’s management in light of the information currently available to them. Such statements are indicated by words or phrases such as “accelerate,” “create,” “committed,” “confident,” “continue,” “deliver,” “driving,” “expect,” “future,” “guidance,” “positioned,” “strategy,” “target,” “synergies,” “trends,” and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in “Risk Factors” in Parent’s annual report on Form 10-K for the last fiscal year and any subsequent filings, as well as the following: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory clearance of the proposed transaction; the impact and terms and conditions of any potential divestitures and/or the separation of SpinCo; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement and proposed transaction; the inability to consummate the proposed transaction due to the failure to satisfy other conditions to complete the proposed transaction; risks that the proposed transaction disrupts current plans and operations of Parent; the ability to identify and recognize the anticipated benefits of the proposed transaction, including anticipated TSR, revenue and EBITDA expectations and synergies; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the ability of Parent and the Company to successfully integrate their businesses and related operations; the ability of Parent to maintain an investment grade credit rating; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction. The ability of Parent to achieve the goals for the proposed transaction may also be affected by their ability to manage the factors identified above. The forward-looking statements by Parent included in this current report on Form 8-K speak only as of the date the statements were made. Parent assumes no obligation to update the information contained herein unless required by applicable law. Please refer to the reports and filings of Parent with the Securities and Exchange Commission for a further discussion of the risks and uncertainties that affect them and their respective businesses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 13, 2022, by and among Company, Parent and Merger Sub
99.1	Press Release, dated October 14, 2022
99.2	Investor Presentation, dated October 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

By:	/s/ Christine S. Wheatley
Name:	Christine S. Wheatley
Title:	Group Vice President, Secretary and General Counsel

Date: October 14, 2022